Item 1.01 Exhibit

Conflict Mineral Report

Kennecott

Kennecott performed a RCOI and determined that gold used in Kennecott’s products did not originate in a Covered Country. This RCOI involved implementation of a chain of custody management system for its gold production that is certified by the RJC. The raw materials purchasing procedure, a component of the chain of custody management system, requires that all purchased copper concentrate and gold slime materials have a certificate of origin that is obtained and reviewed prior to material purchase. The RJC issued Kennecott a Chain of Custody Certification (C0000 0007), which ensures that the gold used in its products is responsibly sourced and does not support conflict in Covered Countries.

Further, Kennecott is listed on the EICC-GeSi Conflict Free Gold Refiners List (CID000969) as compliant with the relevant EICC-GeSI relevant Conflict-Free Smelter Program assessment protocol. Based on the chain of custody management system, the EICC-GeSi Conflict Free Gold Refiners certification and the RJC Chain of Custody certification, Kennecott has concluded that none of the gold used in its products originates in a Covered Country.

RTFT and QMP

RTFT and QMP performed a RCOI on the single supplier that supplies 3TGs for use in their metal powders. This supplier was found to source tin only from conflict free certified smelters operating outside of the Covered Countries.

ECL and Alesa

After completion of the RCOI for ECL and Alesa, Rio Tinto had reason to believe that a portion of the 3TGs in their supply chain may have originated in the Covered Countries. Rio Tinto completed a due diligence exercise on the 3TGs’source and chain of custody and herein provides this CMR, as of the respective dates of divestments, which includes a description of those due diligence measures.

Due Diligence for ECL and Alesa

Rio Tinto has relied on its direct suppliers to provide information on the origin of the 3TGs contained in components and materials supplied, including sources of 3TGs that are supplied from lower tier suppliers. This was done with the combination of the CMRT forms as well as any additional documentation that was requested of suppliers. In conducting its due diligence, Rio Tinto has implemented the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (“OECD Framework”). The OECD Framework has a five-step matrix for risk-based due diligence in the mineral supply chain, which requires:

1.	Establishing strong company management systems

Rio Tinto supports and respects human rights consistent with the United Nations Universal Declaration of Human Rights and actively seeks to ensure the Group is not complicit in human rights abuses. The way we work, Rio Tinto’s global code of business conduct, supported by the Group’s Human Rights policy, provides the framework for the approach to business integrity, human rights and to avoid financing or supporting conflict either directly or through our supply chain.

Rio Tinto has assigned resources to the conflict minerals compliance program. The team structure is made up of a steering committee (governance team) and a conflict minerals working group (technical compliance). Rio Tinto has in place existing Enterprise Resource Planning systems designed to identify upstream actors in the supply chain. Suppliers were required to comply with The way we work. Rio Tinto offers various grievance mechanisms across the business including a help line through issues and inappropriate behaviour may be raised.

2.	Identifying and assessing risk in the supply chain

Rio Tinto contracted with 3PSP to identify risks within ECL and Alesa’s supply chain and 3PSP has conducted a RCOI and due diligence on those suppliers. A focus was placed on those ECL and Alesa suppliers that were deemed to be a higher risk (“relevant suppliers”).

The process utilized by 3PSP involved the following steps:
i) All relevant suppliers were contacted and asked to fill out a CMRT form.
ii) All CMRT forms were checked and if incorrectly filled out the supplier was contacted again by 3PSP to verify CMRT content.
iii) Completed CMRT forms are assessed and an assessment of risk in the supply chain was conducted.

3.	Designing and implementing a strategy to respond to identified risks
Processes were in place to communicate supply chain risk assessments to senior management.

4.	Carrying out independent third-party audit of supply chain due diligence

ECL and Alesa did not, typically, have a direct relationship with 3TG smelters and refiners. As a result, ECL and Alesa did not perform direct audits of the smelters/refiners in their supply chain. Rio Tinto and 3PSP compared the facilities listed in the supplier responses to the list of smelters maintained by the Conflict-Free Sourcing Initiative (“CFSI”), the United States Department of Commerce and the LBMA and, if a supplier indicated that the facility was certified as “Conflict-Free,” confirmed that the name was listed by CFSI.

5.	Reporting on supply chain due diligence
Rio Tinto will meet the reporting requirements of the Dodd-Frank Act and display information regarding its conflict minerals program on its publically available website as described in the Form SD.

ECL and Alesa Product Description

The following data is only applicable up until the respective dates of divestment of ECL and Alesa.

The majority of the responses received provided data at a company or divisional level and did not always specify the smelters or refiners used for materials supplied to ECL and Alesa. We have disclosed validated smelters or refiners provided to ECL and Alesa in their supply chain. We cannot definitively determine whether any of the 3TGs reported by the suppliers were contained in materials supplied to ECL or Alesa or to validate that any of these smelters or refiners were actually in their supply chain. As a result, Rio Tinto was unable to identify all smelters and refiners or all the countries of origin of the 3TGs that were contained in our products.

The table below lists the validated smelters or refiners in the ECL and Alesa supply chain, which, to the extent known, process 3TGs. If known, we have listed their Conflict Free status according to the CFSI and also the source of their raw materials.

Metal	Standard Smelter or Refiner Name	Conflict Free
Gold	Advanced Chemical Company	Unknown
Gold	Aida Chemical Industries Co., Ltd.	Yes
Gold	Aktyubinsk Copper Company TOO	Unknown
Gold	Allgemeine Gold und Silberscheideanstalt A.G.	Yes
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Unknown
Gold	AngloGold Ashanti Córrego do Sítio Mineração	Yes
Gold	Argor Heraeus SA	Yes
Gold	Asahi Pretec Corporation	Yes
Gold	Asahi Refining Canada Limited	Yes

Gold	Asahi Refining USA Inc.	Yes
Gold	Asaka Riken Co., Ltd.	Yes
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Yes
Gold	Aurubis AG	Yes
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Yes
Gold	Bauer Walser AG	Unknown
Gold	Boliden AB	Yes
Gold	C. Hafner GmbH + Co. KG	Yes
Gold	Caridad	Unknown
Gold	CCR Refinery Glencore Canada Corporation	Yes
Gold	Cendres + Métaux SA	Unknown
Gold	Chimet S.p.A.	Yes
Gold	China National Gold Group Corporation	Unknown
Gold	Chugai Mining	Unknown
Gold	Colt Refining	Unknown
Gold	Daejin Indus Co., Ltd.	Unknown
Gold	Daye Non Ferrous Metals Mining Ltd.	Unknown
Gold	Do Sung Corporation	Unknown
Gold	DODUCO GmbH	Yes
Gold	Dowa	Yes
Gold	Eco System Recycling Co., Ltd.	Yes
Gold	Elemetal Refining, LLC	Yes
Gold	Faggi Enrico S.p.A.	Unknown
Gold	Fidelity Printers and Refiners Ltd.	Unknown
Gold	Gansu Seemine Material Hi Tech Co., Ltd.	Unknown
Gold	Geib Refining Corporation	Unknown
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	Unknown
Gold	Guangdong Jinding Gold Limited	Unknown
Gold	Guoda Safina High Tech Environmental Refinery Co., Ltd.	Unknown
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	Unknown
Gold	Heimerle + Meule GmbH	Yes
Gold	Heraeus Ltd. Hong Kong	Yes
Gold	Heraeus Precious Metals GmbH & Co. KG	Yes
Gold	Hunan Chenzhou Mining Co., Ltd.	Unknown
Gold	Hwasung CJ Co., Ltd.	Unknown
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	Unknown
Gold	Ishifuku Metal Industry Co., Ltd.	Yes
Gold	Istanbul Gold Refinery	Yes
Gold	Japan Mint	Yes
Gold	Jiangxi Copper Company Limited	Yes
Gold	JSC Ekaterinburg Non Ferrous Metal Processing Plant	Yes
Gold	JSC Uralelectromed	Yes
Gold	JX Nippon Mining & Metals Co., Ltd.	Yes
Gold	Kazakhmys Smelting LLC	Unknown
Gold	Kazzinc	Yes

Gold	Kennecott Utah Copper LLC	Yes
Gold	KGHM Polska Miedz SpóBka Akcyjna	Unknown
Gold	Kojima Chemicals Co., Ltd.	Yes
Gold	Korea Metal Co., Ltd.	Unknown
Gold	Kyrgyzaltyn JSC	Unknown
Gold	L' azurde Company For Jewelry	Yes
Gold	Lingbao Gold Company Limited	Unknown
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	Unknown
Gold	LS NIKKO Copper Inc.	Yes
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	Unknown
Gold	Materion	Yes
Gold	Matsuda Sangyo Co., Ltd.	Yes
Gold	Metalor Technologies (Hong Kong) Ltd.	Yes
Gold	Metalor Technologies (Singapore) Pte., Ltd.	Yes
Gold	Metalor Technologies (Suzhou) Ltd.	Unknown
Gold	Metalor Technologies SA	Yes
Gold	Metalor USA Refining Corporation	Yes
Gold	METALÚRGICA MET MEX PEÑOLES, S.A. DE C.V	Yes
Gold	Mitsubishi Materials Corporation	Yes
Gold	Mitsui Mining and Smelting Co., Ltd.	Yes
Gold	MMTC PAMP India Pvt., Ltd.	Yes
Gold	Morris and Watson	Unknown
Gold	Moscow Special Alloys Processing Plant	Yes
Gold	Nadir Metal Rafineri San. Ve Tic. A.^.	Yes
Gold	Navoi Mining and Metallurgical Combinat	Unknown
Gold	Nihon Material Co., Ltd.	Yes
Gold	Ohura Precious Metal Industry Co., Ltd.	Yes
Gold	OJSC "The Gulidov Krasnoyarsk Non Ferrous Metals Plant" (OJSC Krastsvetmet)	Yes
Gold	OJSC Kolyma Refinery	Unknown
Gold	OJSC Novosibirsk Refinery	Unknown
Gold	PAMP SA	Yes
Gold	Penglai Penggang Gold Industry Co., Ltd.	Unknown
Gold	Prioksky Plant of Non Ferrous Metals	Yes
Gold	PT Aneka Tambang (Persero) Tbk	Yes
Gold	PX Précinox SA	Yes
Gold	Rand Refinery (Pty) Ltd.	Yes
Gold	Republic Metals Corporation	Yes
Gold	Royal Canadian Mint	Yes
Gold	Sabin Metal Corp.	Unknown
Gold	Samduck Precious Metals	Unknown
Gold	SAMWON Metals Corp.	Unknown
Gold	SAXONIA Edelmetalle GmbH	Unknown
Gold	Schone Edelmetaal B.V.	Yes
Gold	SEMPSA Joyería Platería SA	Yes
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	Unknown

Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Yes
Gold	Sichuan Tianze Precious Metals Co., Ltd.	Yes
Gold	Singway Technology Co., Ltd.	Yes
Gold	So Accurate Group, Inc.	Unknown
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Unknown
Gold	Solar Applied Materials Technology Corp.	Yes
Gold	Sumitomo Metal Mining Co., Ltd.	Yes
Gold	Tanaka Kikinzoku Kogyo K.K.	Yes
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	Yes
Gold	Tokuriki Honten Co., Ltd.	Yes
Gold	Tongling Nonferrous Metals Group Co., Ltd.	Unknown
Gold	Torecom	Unknown
Gold	Umicore Brasil Ltda.	Yes
Gold	Umicore Precious Metals Thailand	Yes
Gold	Umicore SA Business Unit Precious Metals Refining	Yes
Gold	United Precious Metal Refining, Inc.	Yes
Gold	Valcambi SA	Yes
Gold	Western Australian Mint trading as The Perth Mint	Yes
Gold	WIELAND Edelmetalle GmbH	Unknown
Gold	Yamamoto Precious Metal Co., Ltd.	Yes
Gold	Yokohama Metal Co., Ltd.	Unknown
Gold	Yunnan Copper Industry Co., Ltd.	Unknown
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Yes
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	Yes
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	Yes
Tantalum	Conghua Tantalum and Niobium Smeltry	Yes
Tantalum	D Block Metals, LLC	Yes
Tantalum	Duoluoshan	Yes
Tantalum	Exotech Inc.	Yes
Tantalum	F&X Electro Materials Ltd.	Yes
Tantalum	FIR Metals & Resource Ltd.	Yes
Tantalum	Global Advanced Metals Aizu	Yes
Tantalum	Global Advanced Metals Boyertown	Yes
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	Yes
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	Yes
Tantalum	H.C. Starck GmbH Goslar	Yes
Tantalum	H.C. Starck GmbH Laufenburg	Yes
Tantalum	H.C. Starck Hermsdorf GmbH	Yes
Tantalum	H.C. Starck Inc.	Yes
Tantalum	H.C. Starck Ltd.	Yes
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Yes
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	Yes
Tantalum	Hi Temp Specialty Metals, Inc.	Yes
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Yes
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	Yes
Tantalum	Jiujiang Tanbre Co., Ltd.	Yes

Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Yes
Tantalum	KEMET Blue Metals	Yes
Tantalum	KEMET Blue Powder	Yes
Tantalum	King Tan Tantalum Industry Ltd.	Yes
Tantalum	LSM Brasil S.A.	Yes
Tantalum	Metallurgical Products India Pvt., Ltd.	Yes
Tantalum	Mineração Taboca S.A.	Yes
Tantalum	Mitsui Mining & Smelting	Yes
Tantalum	Molycorp Silmet A.S.	Yes
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	Yes
Tantalum	Plansee SE Liezen	Yes
Tantalum	Plansee SE Reutte	Yes
Tantalum	QuantumClean	Yes
Tantalum	RFH Tantalum Smeltry Co., Ltd.	Yes
Tantalum	Shanghai Jiangxi Metals Co. Ltd	Unknown
Tantalum	Solikamsk Magnesium Works OAO	Yes
Tantalum	Taki Chemicals	Yes
Tantalum	Telex Metals	Yes
Tantalum	Ulba Metallurgical Plant JSC	Yes
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	Yes
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	Yes
Tantalum	Zhuzhou Cemented Carbide	Yes
Tin	Alpha	Yes
Tin	An Vinh Joint Stock Mineral Processing Company	Unknown
Tin	Chenzhou Yun Xiang mining limited liability company	Unknown
Tin	China Tin Group Co., Ltd.	Unknown
Tin	CNMC (Guangxi) PGMA Co., Ltd.	Unknown
Tin	Cooperativa Metalurgica de Rondônia Ltda.	Yes
Tin	CV Ayi Jaya	Yes
Tin	CV Gita Pesona	Yes
Tin	CV Makmur Jaya	Unknown
Tin	CV Serumpun Sebalai	Yes
Tin	CV United Smelting	Yes
Tin	CV Venus Inti Perkasa	Unknown
Tin	Dowa	Yes
Tin	Electro Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	Unknown
Tin	Elmet S.L.U. (Metallo Group)	Yes
Tin	EM Vinto	Yes
Tin	Estanho de Rondônia S.A.	Unknown
Tin	Feinhütte Halsbrücke GmbH	Unknown
Tin	Fenix Metals	Yes
Tin	Gejiu Kai Meng Industry and Trade LLC	Unknown
Tin	Gejiu Non Ferrous Metal Processing Co., Ltd.	Yes
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	Unknown
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	Unknown

Tin	Huichang Jinshunda Tin Co., Ltd.	Unknown
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	Yes
Tin	Jiangxi Nanshan	Unknown
Tin	Linwu Xianggui Ore Smelting Co., Ltd.	Unknown
Tin	Magnu's Minerais Metais e Ligas Ltda.	Yes
Tin	Malaysia Smelting Corporation (MSC)	Yes
Tin	Melt Metais e Ligas S/A	Yes
Tin	Metahub Industries Sdn. Bhd.	Unknown
Tin	Metallic Resources, Inc.	Yes
Tin	Metallo Chimique	Unknown
Tin	Metallo Chimique N.V.	Yes
Tin	Mineração Taboca S.A.	Yes
Tin	Minsur	Yes
Tin	Mitsubishi Materials Corporation	Yes
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	Unknown
Tin	Nghe Tinh Non Ferrous Metals Joint Stock Company	Unknown
Tin	Novosibirsk Integrated Tin Works	Unknown
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Yes
Tin	O.M. Manufacturing Philippines, Inc.	Unknown
Tin	Operaciones Metalurgical S.A.	Yes
Tin	Phoenix Metal Ltd.	Unknown
Tin	PT Alam Lestari Kencana	Unknown
Tin	PT Aries Kencana Sejahtera	Yes
Tin	PT Artha Cipta Langgeng	Yes
Tin	PT ATD Makmur Mandiri Jaya	Yes
Tin	PT Babel Inti Perkasa	Yes
Tin	PT Babel Surya Alam Lestari	Unknown
Tin	PT Bangka Kudai Tin	Unknown
Tin	PT Bangka Prima Tin	Yes
Tin	PT Bangka Putra Karya	Unknown
Tin	PT Bangka Timah Utama Sejahtera	Unknown
Tin	PT Bangka Tin Industry	Yes
Tin	PT Belitung Industri Sejahtera	Yes
Tin	PT BilliTin Makmur Lestari	Yes
Tin	PT Bukit Timah	Yes
Tin	PT Cipta Persada Mulia	Yes
Tin	PT DS Jaya Abadi	Yes
Tin	PT Eunindo Usaha Mandiri	Yes
Tin	PT Fang Di MulTindo	Unknown
Tin	PT HP Metals Indonesia	Unknown
Tin	PT Inti Stania Prima	Yes
Tin	PT Justindo	Yes
Tin	PT Karimun Mining	Unknown
Tin	PT Koba Tin	Unknown
Tin	PT Mitra Stania Prima	Yes
Tin	PT Panca Mega Persada	Yes

Tin	PT Pelat Timah Nusantara Tbk	Unknown
Tin	PT Prima Timah Utama	Yes
Tin	PT Refined Bangka Tin	Yes
Tin	PT Sariwiguna Binasentosa	Yes
Tin	PT Seirama Tin Investment	Unknown
Tin	PT Stanindo Inti Perkasa	Yes
Tin	PT Sumber Jaya Indah	Yes
Tin	PT Supra Sukses Trinusa	Unknown
Tin	PT Timah (Persero) Tbk Kundur	Yes
Tin	PT Timah (Persero) Tbk Mentok	Yes
Tin	PT Tinindo Inter Nusa	Yes
Tin	PT Tirus Putra Mandiri	Unknown
Tin	PT Tommy Utama	Unknown
Tin	PT Wahana Perkit Jaya	Yes
Tin	PT Yinchendo Mining Industry	Unknown
Tin	Resind Indústria e Comércio Ltda.	Yes
Tin	Rui Da Hung	Unknown
Tin	Soft Metais Ltda.	Yes
Tin	Thaisarco	Yes
Tin	Tuyen Quang Non Ferrous Metals Joint Stock Company	Unknown
Tin	VQB Mineral and Trading Group JSC	Yes
Tin	White Solder Metalurgia e Mineração Ltda.	Yes
Tin	Yunnan Chengfeng Non ferrous Metals Co., Ltd.	Unknown
Tin	Yunnan Tin Group (Holding) Company Limited	Unknown
Tungsten	A.L.M.T. TUNGSTEN Corp.	Yes
Tungsten	Asia Tungsten Products Vietnam Ltd.	Yes
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	Yes
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	Yes
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	Unknown
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	Unknown
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	Yes
Tungsten	Ganxian Shirui New Material Co., Ltd.	Unknown
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	Yes
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Yes
Tungsten	Ganzhou Non ferrous Metals Smelting Co., Ltd.	Unknown
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	Yes
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	Yes
Tungsten	Global Tungsten & Powders Corp.	Yes
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	Yes
Tungsten	H.C. Starck GmbH	Unknown
Tungsten	Hunan Chenzhou Mining Co., Ltd.	Yes
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	Unknown
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Yanglin	Unknown
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	Yes
Tungsten	Hydrometallurg, JSC	Yes
Tungsten	Japan New Metals Co., Ltd.	Yes

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	Yes
Tungsten	Jiangxi Minmetals Gao'an Non ferrous Metals Co., Ltd.	Unknown
Tungsten	Jiangxi Tonggu Non ferrous Metallurgical & Chemical Co., Ltd.	Unknown
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Unknown
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	Unknown
Tungsten	Kennametal Fallon	Unknown
Tungsten	Kennametal Huntsville	Yes
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	Yes
Tungsten	Niagara Refining LLC	Yes
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Yes
Tungsten	Pobedit, JSC	Unknown
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Unknown
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Yes
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	Yes
Tungsten	Wolfram Bergbau und Hütten AG	Yes
Tungsten	Wolfram Company CJSC	Unknown
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	Yes
Tungsten	Xiamen Tungsten Co., Ltd.	Yes
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	Yes

Below is a general description of ECL and Alesa’s products and the manufacturing facilities until divestment. This is the last filing by Rio Tinto in connection with ECL and Alesa.

ECL

ECL’s business model included direct manufacturing of equipment that may have used component parts acquired from other suppliers. ECL’s network of four subsidiaries is based in Ronchin, France, with operations in Quebec City; Matola, Mozambique; Richards Bay, South Africa; Brisbane (Eagle Farm), Portland, and Newcastle, Australia; and Dubai, United Arab Emirates.

ECL designed, manufactured and installed high quality equipment in smelters for the aluminium industry, as well as delivered solutions to assist its customers at every step of the project and at every milestone in the equipment’s life cycle. ECL produced a range of products including:

  metal and bath handling equipment, or casthouse purpose made cranes (e.g., a variety of cranes for metal ladle skimming, stripping, and plate handling)

  diverse types of machines for pot tending, anode changing, overhead tapping, anode jacking, and stud pulling, among others equipment for the carbon sector (furnace tending, rodding shops, anode handling and storage)

Alesa

Alesa was based in Zurich, Switzerland, with facilities in Montreal, Canada and Gardanne, France. Alesa’s expertise included materials handling, as well as automation. Alesa’s client projects represent a broad variety of industries. Alesa`s services and products ranged from feasibility studies, design, engineering, fabrication and installation to start-up assistance, training and customer service. Alesa’s business model for equipment fabrication typically involved contracting out the manufacturing and production of the equipment, having a supplier make particular product components, purchasing equipment or parts to be incorporated into a final product. Examples of equipment included:

  Materials handling solutions; carbon plant technology and automation

  Harbour facilities (ship loading/unloading systems)

  Conveying systems (pneumatic and mechanical)

  Storage equipment (fill/reclaim)

  Vehicle loading and unloading

  Pot control systems

  Automatic fire control systems

  Anode handling equipment